Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Pharmacopeia, Inc. Amended and Restated 2004 Stock Incentive Plan and to the incorporation by reference therein of our report dated March 14, 2007, with respect to the financial statements of Pharmacopeia Drug Discovery Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey
May 15, 2007